                                                                    EXHIBIT 4.61

                             TWENTY-SIXTH AMENDMENT
                               TO CREDIT AGREEMENT

              THIS TWENTY-SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 29, 1999 (the "Twenty-sixth Amendment"), is among Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd.) (the "Lender") and Consolidated Furniture Corporation (formerly known as Mohasco Corporation)("Consolidated"), Furniture Comfort Corporation (formerly known as Mohasco Upholstered Furniture Corporation, and as Futorian Furnishings, Inc. ) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units) ("Comfort"), SSC Corporation (formerly known as Super Sagless Corporation) and Choice Seats Corporation (collectively, the "Borrowers").

                                   BACKGROUND

              A. The Lender and the Borrowers are parties to a Credit Agreement dated as of September 22, 1989, as amended (the "Credit Agreement"). All capitalized terms used in this Twenty-sixth Amendment and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

              B. The Borrowers have requested that the Credit Agreement be amended as set forth herein, and the Lender has agreed, subject to the terms and conditions of this Twenty-sixth Amendment, to such amendment.


                                      TERMS

              In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Lender and the Borrowers hereby agree as follows:

Section 1 -   Revolving Credit Note.

              Exhibit 1.1.3 of the Credit Agreement is hereby amended as set forth in Endorsement No. 10 thereto, which endorsement shall be in the form of Annex A hereto. The Lender is hereby authorized to attach to the Revolving Credit Note such Endorsement No. 10 as duly executed and delivered by such authorized officers of each of the Borrowers on the date hereof and to insert on the face of the Revolving Credit Note the following legend:

              THIS SECURITY SHALL BE DEEMED TO INCLUDE ENDORSEMENT NO. 10 DATED AS OF DECEMBER 29, 1999 WHICH IS ATTACHED HERETO.

Section 2 -   Revolving Credit Commitment.

              The definition of "Revolving Credit Commitment" in Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                    "Revolving Credit Commitment" means $435,000,000 during any fiscal quarter on or prior to December 31, 2000 and thereafter.

Section 3 -   Revolving Credit Maturity Date.

              The definition of "Revolving Credit Maturity Date" in Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                    "Revolving Credit Maturity Date" means January 2, 2001, when the Revolving Credit Note shall due and payable in full.

Section 4 -   Covenants.

              Section 4.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

              SECTION 4.1 Financial Covenants of Borrowers. Borrowers shall not at any time:

                     4.1.1 Current Ratio. Permit the ratio of Consolidated
              Current Assets to Consolidated Current Liabilities to be (i) less than .175 to 1 on the last day of any of the fiscal quarters ended on December 31, 1999, March 31, 2000 and June 30, 2000 or (ii) less than .150 to 1 on the last day of any fiscal quarter, ended on September 30, 2000 and each fiscal quarter thereafter.

                     4.1.2 [Intentionally Omitted.]

                     4.1.3 [Intentionally Omitted.]

                     4.1.4 [Intentionally Omitted.]

                     4.1.5 Consolidated Net Worth. Permit Consolidated Net Worth
              to be (i) less than $(470,000,000) during the first fiscal quarter ended on March 31, 2000, (ii) less than $(480,000,000) during the second fiscal quarter ended on June 30, 2000, (iii) less than $(495,000,000) during the third fiscal quarter ended on September 30, 2000 or (iv) less than $(505,000,000) during the fourth fiscal quarter ended on December 31, 2000 and thereafter.

                     4.1.6 Working Capital. Permit Working Capital to be less
              than: $(280,000,000) on the last day of any fiscal quarter on or prior to September 30, 1999, and each fiscal quarter thereafter.

                     4.1.7 Total Debt. Permit Consolidated Indebtedness to (i)
              exceed $475,000,000 during the first fiscal quarter ended on March 31, 2000, (ii) exceed $485,000,000 during the second fiscal quarter ended on June 30, 2000, (iii) exceed $505,000,000 during the third fiscal quarter ended on September 30, 2000 or (iv) exceed $515,000,000 during the fourth fiscal quarter ended on December 31, 2000 or thereafter.

Section 5 -   Overadvance Amount.

              The definition of "Overadvance Amount" in Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

              "Overadvance Amount" means (i) $390,000,000 during the first fiscal quarter ended on March 31, 2000, (ii) $400,000,000 during the second fiscal quarter ended on June 30, 2000, (iii) $415,000,000 during the third fiscal quarter ended on September 30, 2000 and (iv) $425,000,000 during the fourth fiscal quarter ended on December 31, 2000 and thereafter.

Section 6 -   Conditions to Effectiveness. This Twenty-sixth Amendment shall be effective when, and only when, the Lender shall have received counterparts of this Twenty-sixth Amendment executed by each of the Borrowers and copies of such approvals, opinions or documents as the Lender may reasonably request.

Section 7 -   Representations and Warranties.  The Borrowers hereby jointly and severally represent and warrant to the lender that:

              (a) the execution, delivery and performance by each of the Borrowers of this Twenty-sixth Amendment (i) are within each of the Borrower's respective corporate powers, (ii) have been duly authorized by all necessary corporate actions of each of the Borrowers and (iii) do not and will not (X) violate any requirement of law, (Y) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument binding on or affecting any of the Borrowers; or
(Z) require the consent or approval of, authorization by or notice to or filing or registration with any governmental authority or other person other than those which have been obtained and copies of which have been delivered to the Lender, each of which is in full force and effect; and

              (b) that, after giving effect to this Twenty-sixth Amendment, all the representations and warranties of the Borrowers contained in the Credit Agreement shall be true and correct in all material respects.

Section 8 -   Miscellaneous.

              (a) The Credit Agreement, as amended hereby, shall be binding upon and shall inure to the benefit of the Lender and the Borrowers and their respective successors and assigns.

              (b) This Twenty-sixth Amendment may be executed in any number of counterparts, each counterpart constituting an original but altogether one and the same instrument and contract.

              (c) This Twenty-sixth Amendment shall be construed in connection with and as part of the Credit Agreement, and all terms, conditions and covenants contained in the Credit Agreement except as herein modified shall remain in full force and effect.

              (d) Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Twenty-sixth Amendment may refer to the "Credit Agreement dated as of September 22, 1989" without making specific reference to the Twenty-sixth Amendment, but nevertheless all such references shall be deemed to include this Twenty-sixth Amendment unless the context shall otherwise require.

              (e) This Twenty-sixth Amendment shall be governed by, and construed in accordance with, the law of the State of New York.



                            [SIGNATURE PAGES FOLLOW]

              IN WITNESS WHEREOF, the Lender and the Borrowers have caused this instrument to be executed and delivered by their duly authorized officers as of the date and year set forth above written.

                                          COURT SQUARE CAPITAL LIMITED


                                          By:
                                              ---------------------------------
                                              M. Saleem Muqaddam
                                              Vice President


                                          CONSOLIDATED FURNITURE CORPORATION

                                          By:
                                              ---------------------------------
                                              John B. Sganga
                                              Executive Vice President,
                                                Chief Financial Officer,
                                                Secretary, Treasurer and
                                                Controller

                                          FURNITURE COMFORT CORPORATION

                                          By:
                                              ---------------------------------
                                              John B. Sganga
                                              Vice President, Treasurer and
                                              Secretary

                                          SSC CORPORATION

                                          By:
                                              ---------------------------------
                                              John B. Sganga
                                              Vice President, Treasurer and
                                              Secretary


                                          CHOICE SEATS CORPORATION

                                          By:
                                              ---------------------------------
                                              John B. Sganga
                                              Treasurer, Vice President and
                                              Secretary

                                                                         Annex A



                           FORM OF ENDORSEMENT NO. 10

              COURT SQUARE CAPITAL LIMITED (formerly known as Citicorp Capital Investors Ltd.) and CONSOLIDATED FURNITURE CORPORATION (formerly known as Mohasco Corporation), FURNITURE COMFORT CORPORATION (formerly known as Mohasco Upholstered Furniture Corporation, and as Futorian Furnishings, Inc.) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units), SSC CORPORATION (formerly known as Super Sagless Corporation) and CHOICE SEATS CORPORATION hereby agree that the promissory note, as amended, to which this Endorsement No. 10 is attached (the "Revolving Credit Note") shall be and hereby is amended as follows:

              A. Each occurance of the amount "$380,000,000" on page 1 of the Revolving Credit Note is deleted and the amount "$435,000,000" is inserted in lieu thereof.

              B. The words "Three Hundred Eighty Million" are deleted from the fourth paragraph of the Revolving Credit Note and the words "Four Hundred Thirty Five Million" are inserted in lieu thereof.

Date:  December 29, 1999

                                                                    [Signatures]

                               ENDORSEMENT NO. 10

              COURT SQUARE CAPITAL LIMITED (formerly known as Citicorp Capital Investors Ltd.) and CONSOLIDATED FURNITURE CORPORATION (formerly known as Mohasco Corporation), FURNITURE COMFORT CORPORATION (formerly known as Mohasco Upholstered Furniture Corporation, and as Futorian Furnishing, Inc.) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units), SSC CORPORATION (formerly known as Super Sagless Corporation) and CHOICE SEATS CORPORATION hereby agree that the promissory note, as amended, to which this Endorsement No. 10 is attached (the "Revolving Credit Note") shall be and hereby is amended as follows:

              A. Each occurance of the amount "380,000,000" on page 1 of the Revolving Credit Note is deleted and the amount "435,000,000" is inserted in lieu thereof.

              B. The words "Three Hundred Eighty Million", are deleted from the fourth paragraph of the Revolving Credit Note and the words "Four Hundred Thirty Five Million" are inserted in lieu thereof.


Date:  December 29, 1999


                                     COURT SQUARE CAPITAL LIMITED


                                     By:
                                          ------------------------------------
                                          M. Saleem Muqaddam
                                          Vice President


                                     CONSOLIDATED FURNITURE CORPORATION

                                     By:
                                          ------------------------------------
                                          John B. Sganga
                                          Executive Vice President,
                                            Chief Financial Officer,
                                            Secretary, Treasurer and
                                            Controller

                                     FURNITURE COMFORT CORPORATION

                                     By:
                                          ------------------------------------
                                          John B. Sganga
                                          Vice President, Treasurer and
                                          Secretary

                                     SSC CORPORATION

                                     By:
                                          ------------------------------------
                                          John B. Sganga
                                          Vice President, Treasurer and
                                          Secretary


                                     CHOICE SEATS CORPORATION

                                     By:
                                          ------------------------------------
                                          John B. Sganga
                                          Treasurer, Vice President and
                                          Secretary




                                     - 2 -